        IN THE COURT OF COMMON PLEAS OF MONTGOMERY COUNTY, PENNSYLVANIA

                                 CIVIL DIVISION

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Charles Nitchman                                  :
                                                  :    No. 03-08877
                                                  :        --------
          Plaintiff,                              :
                                                  :         OFFICE OF THE
                                                  :         PROTHONOTARY
     v.                                           :    MONTGOMERY COUNTY, PA.
                                                  :
Martin E. Judge, Jr., John E. Shields, Robert H.  :     03 MAY 14 PM 12:34
Strouse, James C. Hahn, Randolph J. Angermann,    :
Michael A. Dunn, William Gladstone, and           :
The Judge Group, Inc.,                            :
                                                  :
          Defendants.                             :
                                                  :
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                                     NOTICE

You have been sued in Court. If you wish to defend against the claims set forth in the following pages, you must take action within twenty (20) days after this Complaint and notice are served by entering a written appearance personally or by attorney and filing in writing with the court your defenses or objections to the claims set forth against you. You are warned that if you fail to do so, the case may proceed without you and a judgment may be entered against you by the court without further notice for any money claimed in the complaint or for any other claim or relief requested by the Plaintiff. You may lose money or property or other rights important to you.

YOU SHOULD TAKE THIS PAPER TO YOUR LAWYER AT ONCE. IF YOU DO NOT HAVE A LAWYER OR CANNOT AFFORD ONE, GO TO OR TELEPHONE THE OFFICE SET FORTH BELOW TO FIND OUT WHERE YOU CAN GET LEGAL HELP.


                      Montgomery County Legal Aid Service
                                317 Swede Street
                              Norristown, PA 19401
                                 (610) 275-5400

                                    RECEIVED
                               MONTGOMERY COUNTY
                                 SHERIFFS DEPT.

                               03 MAY 14 PM 1:23

        IN THE COURT OF COMMON PLEAS OF MONTGOMERY COUNTY, PENNSYLVANIA

                                 CIVIL DIVISION

---------------------------------------------------
Charles Nitchman                                  :
                                                  :    No.
                                                  :        --------
          Plaintiff,                              :
                                                  :         OFFICE OF THE
                                                  :         PROTHONOTARY
     v.                                           :    MONTGOMERY COUNTY, PA.
                                                  :
Martin E. Judge, Jr., John E. Shields, Robert H.  :     03 MAY 14 PM 12:34
Strouse, James C. Hahn, Randolph J. Angermann,    :
Michael A. Dunn, William Gladstone, and           :
The Judge Group, Inc.,                            :
                                                  :
          Defendants.                             :
                                                  :
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                             CLASS ACTION COMPLAINT


     Plaintiff, Charles Nitchman, by his attorneys, alleges upon information and belief, except as to paragraph 1 which is alleged upon personal knowledge, as follows:

                                  THE PARTIES

     1. Plaintiff Charles Nitchman ("plaintiff") is the owner of common stock of The Judge Group, Inc. ("Judge" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

     2. Defendant Judge is a corporation duly existing and organized under the laws of the State of Pennsylvania, with is principal executive offices located at Two Bala Plaza, Suite 800, Bala Cynwyd, PA. Judge services the information technology ("IT") and engineering needs of its clients by providing IT and engineering personnel on both a temporary contract basis and on a permanent basis, as well as by providing standard and customized IT training for established and emerging software applications.

     3. Defendant Martin E. Judge, Jr. ("Martin Judge") is the founder of the Company and at all times relevant hereto has been Chief Executive Officer and Chairman of the Board of Directors of Judge. Martin Judge owns and/or controls approximately 44% of the Company's outstanding common stock. Effectively the controlling shareholder of Judge, Martin Judge owes fiduciary duties of good faith, fair dealing, loyalty, candor, and due care to plaintiff and the other members of the Class.

     4. Defendant Michael A. Dunn ("Dunn") is and at all times relevant hereto has been President and a director of Judge. Dunn owns and/or controls approximately 14% of the Company's outstanding common stock.

     5. Defendant William Gladstone ("Gladstone") is and at all times relevant hereto has been a director of Judge. Gladstone has also served as President of the Company's Permanent Placement business since 1998.

     6. Defendant John E. Shields ("Shields") is and at all times relevant hereto has been a director of Judge. Shields joined Judge in 1998 as a consultant and currently serves as Chief Operating Officer and President of the Company's web-based Staffing Services business.

     7. Defendants Randolph J. Angermann, James C. Hahn, and Robert H. Strouse are and at all times relevant hereto have been directors of Judge.

     8. The defendants referred to in paragraphs 3 through 7 are collectively referred to herein as the "Individual Defendants."

     9. The Individual Defendants' are in a fudiciary relationship with plaintiff and the other public stockholders of Judge, and owe them the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS

     10. Plaintiff brings this action on his own behalf and as a class action, pursuant to Pa. R.C.P. 1701 et seq., on behalf of himself and the minority public shareholders of Judge (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

     11. This action is properly maintainable as a class action.

     12. The Class is so numerous that joinder of all members is impracticable. As of April 21, 2003, there were approximately 6.5 million shares of Judge publicly-held common stock outstanding.

     13. There are questions of law and fact which are common to the CLass including, inter alia, the following:

         (a) whether the offer is grossly unfair to the Class;

         (b) whether plaintiff and the other members of the CLass would be irreparably damaged where the transactions complained or herein consummated; and

         (c) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

     14. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

     15. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatable standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

     16. Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                            SUBSTANTIVE ALLEGATIONS

     17. On March 24, 2003, Judge announced that it has received a proposal from a management group led by founders and principal stockholders Martin Judge and Michael Dunn (the "Buyout Group") to purchase all of the outstanding common stock of the Company that they do not already own in a going-private transaction. The Buyout Group owns and/or controls approximately 60% of the Company's outstanding common stock.

     18. Pursuant to the terms of the proposal, public shareholders of Judge would receive $0.82 per share in cash for each share of Judge they own. Judge stock traded in excess of the proposed price as recently as November 2002.

     19. On April 2, 2003, the Buyout Group announced that they had no interest or intention to sell their ownership interest in the Company.

     20. On April 10, 2003, Judge announced that it had reached a pre-tax settlement of $2 million with a competitor and three individual defendants whom it sued in 1997 in a case involving covenants not to compete. On that same date, the Buyout Group announced that it intended to increase its offer to $0.95 per share in part because of the settlement of the litigation.

     21. The Buyout Group has timed the proposal to freeze out Judge's public shareholders in order to capture for itself Judge's future potential without paying an adequate or fair price to the Company's public shareholders.

     22. The Buyout Group timed the announcement of the proposed buyout to place an artificial lid on the market price of Judge's stock so that the market would not reflect Judge's improving potential, thereby purporting to justify an unreasonably low price.

     23. The Buyout Group has access to internal financial information about Judge, its true value, expected increase in true value and the benefits of 100% ownership of Judge to which plaintiff and the Class members are not privy. The Buyout Group is using such inside information to benefit itself in this transaction, to the detriment of the Judge' public stockholders.

     24. The Buyout Group has clear and material conflicts of interest and is acting to better its own interests at the expense of Judge's public shareholders. The Buyout Group effectively controls the Company and its proxy machinery. It has selected and elected all of Judge's directors who are beholden to the Buyout Group for their offices and the valuable prequisites which they enjoy therefrom.

     25. The Buyout Group, with the acquiescence of the directors of Judge, is engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. By reason of the foregoing, Defendants have breached and are breaching their fudiciary duties to the members of the Class.

     26. Unless the proposed buyout is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class to the irreparable harm of the members of the Class.

     27. Plaintiff and the Class have no adequate remedy at law.

     WHEREFORE, plaintiff prays for judgment and relief as follows:

     A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

     B. Preliminarily and permanently enjoining defendants and all persons acting in concert with them, from proceeding with, consummating or closing the proposed transaction;

     C. In the event the proposed buyout is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

     D. Directing defendants to account to Class members for their damages sustained as a result of the wrongs and complained of herein;

     E. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff's attorneys' and experts' fees;

     F. Granting such other and further relief as this Court may deem just and proper.



                                        SCHIFFRIN & BARROWAY, LLP



                                        XXXXXXXXXXXXXXXX
                                        ---------------------------------
                                        Marc A. Topaz (PA #63782)
                                        Patricia C. Weiser (PA #78295)
                                        Three Bala Plaza East, Suite 400
                                        Bala Cynwyd, PA 19004
                                        Telephone: (610) 667-7706
                                        Facsimile: (610) 667-7056
Of Counsel:
Cauley Geller Bowman & Coates, LLP
One Boca Place
2255 Glades Road, Suite 421A
Boca Raton, FL 33431

                                  VERIFICATION

I verify that the statements made in this Class Action Complaint are true and correct to the best of my knowledge, and belief. I understand that false statements made herein are subject to the penalties of 18 PA. C.S., Subsection 4904, relating to unsworn falsification to authorities.




Date:  4/24/03                          Charles Nitchman
                                        -------------------------------
                                        Signature



                                 CHUCK NITCHMAN
                              13428 CAPADOCIA COVE
                                AUSTIN, TX 78727
                                 (512) 238-8152